Exhibit 10.1

[Union Gaming Letterhead ]

March 19, 2018

STRICTLY CONFIDENTIAL

Dan Lee
Chief Executive Officer
Full House Resorts, Inc.
One Summerlin
1980 Festival Plaza Drive, Suite 680
Las Vegas, Nevada 89135

Dear Mr. Lee:

This letter (the "Agreement") constitutes the agreement between Full House Resorts, Inc. (the "Company") and Union Gaming Securities LLC ("Union Gaming") that Union Gaming shall serve as the exclusive placement agent (the "Services") for the Company, on a reasonable best efforts basis, in connection with the proposed registered direct offer and placement (the "Offering") by the Company of shares of common stock of the Company, par value $.0001 per share (the "Securities"). The terms of the Offering and the Securities shall be mutually agreed upon by the Company and the investors, and nothing herein implies that Union Gaming would have the power or authority to bind the Company or that there is any obligation for the Company to issue any Securities or complete the Offering. The Company expressly acknowledges and agrees that the execution of this Agreement does not constitute a commitment by Union Gaming to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Union Gaming with respect to securing any other financing on behalf of the Company.

A.    Fees and Expenses. In connection with the Services described above, the Company shall pay to Union Gaming the following compensation:

1.    Placement Agent’s Fee. The Company shall pay to Union Gaming a cash placement fee (the "Closing Fee") in the amount of (a) two hundred twenty-five thousand dollars (US$225,000) if the aggregate purchase price paid by all of the purchasers (collectively, the "Purchasers") is ten million dollars (US$10,000,000) or less; or (b) two hundred fifty thousand dollars (US$250,000) if the aggregate purchase price paid by all of the Purchasers is greater than ten million dollars (US$10,000,000). The Closing Fee shall be due and paid at the closing of the Offering (the "Closing") from the gross proceeds of the Securities sold by the Company to the Purchasers (excluding any proceeds from the exercise of warrants). The Company may elect, in its discretion, to increase the amount of the Closing Fee to compensate the Placement Agent for unforeseen complications or difficulties in completing the Offering. The Placement Agent acknowledges and agrees that the Company may elect, in its discretion, to terminate the Offering without selling any Securities in which case the Placement Agent would not be entitled to receive any Closing Fee.

2.    Expenses. The Company shall reimburse Union Gaming for all of its actual and out-of-pocket expenses, including but not limited to reasonable and documented travel expenses, incurred in connection with the Offering, whether or not the Offering is completed, subject to presentation of appropriate documentation evidencing such out-of-pocket expenses, including but not limited to, reasonable attorney’s fees incurred by Union Gaming’s legal counsel. The maximum amount of expenses to be reimbursed will not exceed twenty-five thousand dollars (US$25,000). Union Gaming will not bear any of the Company’s legal, accounting, printing or other expenses in connection with any transaction considered or consummated hereby. It also is understood that Union Gaming will not be responsible for any fees or commissions payable to any finder or to any other financial or other advisor utilized or retained by the Company, unless such finder or other financial or other advisor is required by Union Gaming or an affiliate of Union Gaming.

B.    Term and Termination of Engagement. The term (the "Term") of Union Gaming’s engagement for the Offering will begin on the date hereof and end on March 31, 2018. Notwithstanding anything to the contrary contained herein, the provisions concerning indemnification, contribution and the Company’s obligations to pay fees and reimburse expenses contained herein will survive any expiration or termination of this Agreement.

C.    Use of Information. The Company will furnish Union Gaming with, or with access to, its filings made with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Securities Act") or the Securities

Exchange Act of 1934 (the "Exchange Act") and such other publicly available written information as Union Gaming reasonably requests in connection with the performance of its Services hereunder (together, the "Information"). The Company understands, acknowledges and agrees that, in performing its Services hereunder, Union Gaming will use and rely entirely upon the Information, as well as other publicly available information regarding the Company, and Union Gaming does not assume responsibility for independent verification of the accuracy or completeness of any such information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to the Offering, including, without limitation, any financial information, forecasts or projections considered by Union Gaming in connection with the provision of its Services.

D.    Publicity. In the event of the consummation and subsequent public announcement of the Offering, Union Gaming shall have the right to disclose its participation in such Offering, including, without limitation, the placement at its cost of "tombstone" advertisements in financial and other newspapers and journals.

E.    Securities Matters. The Company shall be responsible for any and all compliance with the securities laws applicable to it, including but not limited to the Securities Act, and all state securities ("blue sky") laws. Union Gaming agrees to cooperate with counsel to the Company in that regard.

F.     Opinion of Counsel. Union Gaming’s performance of the Services hereunder will be subject to the receipt at Closing by Union Gaming of a customary legal opinion of Company counsel in form and substance reasonably satisfactory to Union Gaming and its counsel.

G.    Representations, Warranties and Covenants.

(a)    The Company hereby represents and warrants to, and covenants with, Union Gaming as follows:

(i)    Proper Registration. In connection with the Offering, the Company shall comply with its obligations under the federal securities laws, including but not limited to the Securities Act, and any applicable state securities laws, and the Company shall be solely responsible for such compliance by its officers and employees and all other authorized agents (other than Union Gaming).

(ii)    Required Actions. The Company shall take, and shall cause its affiliates to take, such actions as may be required to cause compliance with this Agreement by the Company.

(iii)    Permits. The Company possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as described in the Information, except where the failure to possess such permits would not reasonably be expected to result in a material adverse effect on the results of operations, assets, business, or financial condition of the Company ("Material Permits"), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(iv)    No Misstatements or Omissions. The Company represents and warrants that the Information that it has provided or will provide to Union Gaming in the course of rendering its Services hereunder will be true and correct in all material respects and will not contain any untrue statement of a material fact or omit (taken together with all other Information so provided) to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company acknowledges and agrees that, in rendering the Services hereunder, Union Gaming will be using and relying on the Information (and information available from public sources and other sources deemed reliable by Union Gaming) without independent verification thereof by Union Gaming or independent appraisal by Union Gaming of any of the properties or assets of the Company. It is understood that Union Gaming will be entitled to rely on and use the Information without independent verification, and that Union Gaming will not be responsible in any respect for the accuracy, completeness or reasonableness of the Information.

(b)    Union Gaming hereby represents and warrants to, and covenants with, the Company as follows:

(i)    Union Gaming is registered as a broker/dealer with the Securities and Exchange Commission and is currently a member of Financial Industry Regulatory Authority, Inc. ("FINRA"), and such registration and membership is currently in effect and has not been withdrawn, cancelled or revoked. Union Gaming is registered and/or licensed as a broker/dealer in each state and other jurisdiction in which its activities pursuant to this Agreement require such registration or licensure.

(ii)    Union Gaming agrees it will comply in all material respects with its obligations under the federal securities laws, including but not limited to the Securities Act, applicable state securities laws, and the rules and regulations of the FINRA.

H.    Indemnity.

1.    In connection with the Company’s engagement of Union Gaming as placement agent in the Offering, the Company hereby agrees to indemnify and hold harmless Union Gaming and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the "Indemnified Persons"), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a "Claim"), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Union Gaming, or (B) otherwise relate to or arise out of Union Gaming’s activities on the Company’s behalf under Union Gaming’s engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party; provided, however, that the Company will not be responsible for any Claim that is determined to have resulted from the gross negligence, willful misconduct or failure to act when there was a duty or responsibility to act by Union Gaming or any of the Indemnified Persons. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Union Gaming except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence, willful misconduct or failure to act when there was a duty or responsibility to act by any such Indemnified Person.

2.    The Company further agrees that it will not, without the prior written consent of Union Gaming, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

3.    Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only in the event such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects, the Company will assume the defense of such Claim, including the employment of counsel and the payment of the reasonable fees and expenses of such counsel. In the event, however, that outside legal counsel to such Indemnified Person reasonably determines that having common counsel would present such common counsel with a conflict of interest, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. If the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim for any reason other than an Indemnified Person failed to give timely notice of the Claim to the Company or the Claim is not covered by the indemnification obligations of the Company as described herein, then in such event the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof; provided, however, that no Indemnified Person nor his/her/its counsel shall have any right to consent to, compromise or settle any Claim unless such consent, compromise or settlement includes an unconditional, irrevocable release of the Company and all of its affiliates from any and all liability arising out of such Claim. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

4.    The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason, then the Company shall not have any indemnification obligation hereunder.

5.    The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be effective whether or not the Company is at fault in any way and (b) shall not be effective in the event the Company is excused from its indemnification obligations as provided in this Section H.

I.    Limitation of Engagement to the Company. The Company acknowledges that Union Gaming has been retained only by the Company, that Union Gaming is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Union Gaming is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Union Gaming or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents. Unless otherwise expressly agreed in writing by Union Gaming, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Union Gaming, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Union Gaming to the Company in connection with Union Gaming’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Union Gaming shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Union Gaming.

J.    Limitation of Union Gaming’s Liability to the Company. Union Gaming and the Company further agree that neither Union Gaming nor any of its affiliates or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Union Gaming and that are determined to have resulted solely from the gross negligence, willful misconduct or failure to act when there was a duty or responsibility to act by Union Gaming or any of the Indemnified Persons.

K.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York. In the event of the bringing of any action, or suit by a party hereto against the other party hereto, arising out of or relating to this Agreement, the party in whose favor the judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees (which in no event shall exceed the lesser of the actual attorneys' fees of the two parties). Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Union Gaming and the Company.

L.    Notices. All notices hereunder will be in writing and sent by hand delivery, overnight delivery or email, if sent to Union Gaming, to the address set forth on the first page hereof, attention: Mike Glynn or to his email address at mike.glynn@uniongaming.com, and if sent to the Company, to the address on the first page hereof, attention: Elaine Guidroz or to her email address at eguidroz@fullhouseresorts.com. Notices sent by hand delivery or overnight delivery shall be deemed received on the earlier of the date of the relevant written record of receipt or the next business day following the giving of such notice to the hand delivery or overnight delivery person or entity, and notices delivered by email shall be deemed received as of the date and time sent by email (with confirmation of transmission) if sent during normal business hours, and on the next business day if sent after normal business hours of the recipient.

M.    Miscellaneous. The Company represents that it is free to enter into this Agreement and the transactions contemplated hereby, that it will act in good faith, and that it will not hinder Union Gaming’s efforts hereunder. This Agreement shall not be modified or amended except in writing signed by Union Gaming and the Company. This Agreement shall be binding upon and inure to the benefit of Union Gaming and the Company and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of Union Gaming and the Company, and supersedes any prior agreements, with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

In acknowledgment that the foregoing correctly sets forth the understanding reached by Union Gaming and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.

Very truly yours,

UNION GAMING SECURITIES

		By:	/s/ Mike Glynn
Name: Mike Glynn
Title: Managing Director, Chief Operating

Accepted and Agreed:

FULL HOUSE RESORTS, INC.

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: CFO